SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2003

Greenville First Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

South Carolina	333-83851	58-2459561

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

112 Haywood Road, Greenville, S.C. 29607

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (864) 679-9000

SIGNATURE

Item 5. Other Events and Required FD Disclosure

      On June 26, 2003, Greenville First Bancshares, Inc. issued $6.0 million floating rate trust preferred securities. The initial pricing of the transaction calls for a floating rate coupon beginning at 4.16%. The rate is determined quarterly.

      The company will use $3.0 million of the proceeds to repay the outstanding balance on a $3.5 million line of credit. The $3.5 million line of credit will remain available. The Company will invest $2.7 million in the Company’s wholly-owned subsidiary, Greenville First Bank. The remaining balance will be used by the company to fund normal operations.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENVILLE FIRST BANCSHARES, INC.

By: /s/ James M. Austin, III James M. Austin, III Chief Financial Officer

Date:	July 10, 2003